EXHIBIT 1.1

Zions Bancorporation

Depositary Shares

Each Representing a  1/40th Interest

In a Share of

Series C Non-Cumulative

Perpetual Preferred Stock

Distribution Agreement

June 25, 2008

Zions Direct, Inc.

One South Main Street

17th Floor

Salt Lake City, Utah 84111

Ladies and Gentlemen:

Zions Bancorporation, a Utah corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell depositary shares (the “Depositary Shares”), each representing a  1/40th interest in a share of the Company’s 9.50% Series C Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”) and collectively representing shares of Preferred Stock (the “Preferred Shares” and, together with the Depositary Shares, the “Securities”) and agrees with you (the “Agent”) as set forth in this Distribution Agreement (the “Agreement”). The Preferred Stock is to be deposited against delivery of Depositary Receipts (the “Depositary Receipts”) evidencing Depositary Shares that are to be issued by Zions First National Bank, as depositary (the “Depositary”), under the Deposit Agreement to be entered into among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder (the “Deposit Agreement”).

The Company acknowledges and agrees that Zions Direct, Inc. may use the Prospectus (as defined below) in connection with offers and sales of the Depositary Shares as contemplated in the Prospectus under the caption “Plan of Distribution—Market Making Resales by Affiliates” (“Secondary Market Transactions”). The Company further acknowledges and agrees that Zions Direct, Inc. is under no obligation to effect any Secondary Market Transactions and, if it does so, it may discontinue effecting such transactions at any time without providing any notice to the Company. The term “Agent”, whenever used in this Agreement, shall include Zions Direct, Inc. whether acting in its capacity as an Agent or acting in connection with a Secondary Market Transaction, except as may be specifically provided otherwise herein.

Subject to the terms and conditions stated herein and to the reservation by the Company of the right to issue Depositary Shares directly on its own behalf or through the Agent, the Company hereby appoints the Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Depositary Shares from the Company pursuant to Section 2(a) hereof. This Agreement shall not be construed to create either an obligation on the part of the Company to issue any Securities or an obligation of the Agent to purchase Securities as principal.

1. The Company represents and warrants to, and agrees with, the Agent that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-132868), in respect of the Securities was filed by the Company with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to June 30, 2008, or such other date as may be specified by the Company as the last date of the solicitation period (the “Time of Sale”), is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (Eastern time) on the Time of Sale; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) and Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the applicable requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the applicable requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein; no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III hereto; and the financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations and cash flows for the periods shown in such financial statements and, except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than (i) repurchases of common stock of the Company in an aggregate amount that is less than 2% of the number of outstanding shares of common stock on the date hereof and (ii) issuances of or other transfers of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans or awards issued thereunder) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as disclosed, set forth or contemplated in the Pricing Prospectus;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus;

(h) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(i) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, such Securities will have been duly and validly issued and will be fully paid and non-assessable; the Securities conform to the descriptions thereof contained in the Pricing Disclosure Package and Prospectus;

(j) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Deposit Agreement, and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement or material mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or Restated Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Agent;

(k) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Series C Preferred Stock”, “Description of Depositary Shares”, “Description of Preferred Stock We May Offer” and “Description of Depositary Shares We May Offer”, insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(l) Neither the Company nor any of its significant subsidiaries (as defined in Rule 1.02 of Regulation S-X of the Commission) (each, a “Significant Subsidiary”) is in violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, loan agreement or material mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(m) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(o) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(q) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(r) The Company is a financial holding company registered under the Bank Holding Company Act of 1956, as amended; and each of the Company’s banking subsidiaries holds the requisite authority from its respective banking regulatory authority to do business as a national banking association under the laws of the United States or as a state-chartered banking corporation under the laws of such subsidiary’s jurisdiction of incorporation, as the case may be; and

(s) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(t) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(u) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting; and

(v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

2. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Agent hereby agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities to be issued by the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time.

The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Securities from the Company commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agent shall suspend solicitation of offers to purchase Securities until such time as the Company has advised the Agent that such solicitation may be resumed.

(b) Any issue of Securities by the Company to the Agent as principal shall be made in accordance with the terms of this Agreement.

3. The Commencement Date (as defined below) shall be the day prior to the date on which solicitation of offers to purchase Securities is commenced by the Agent (such time and date being referred to herein as the “Commencement Date”).

4. The Depositary Shares will be represented by one or more definitive global Depositary Shares in book-entry form which will be deposited by or on behalf of the Company with Zions First National Bank (the “Authenticating Agent”) as agent for The Depository Trust Company (“DTC”). The Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase the Depositary Shares, other than those rejected by the Agent. The Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. The Agent also may make offers to the Company to purchase the Depositary Shares as principal. The Company will have the sole right to accept offers to purchase the Depositary Shares and may reject any such offer in whole or in part. The Company will promptly notify the Agent of its acceptance or rejection of an offer to purchase the Depositary Shares. The Company will determine by the Time of Sale which, if any, of such offers it will accept, and it will confirm such acceptance in writing to the Agent and the Depositary. The time and date for delivery and payment of any offers accepted shall be 10:00 a.m., Salt Lake City time, on July 8, 2008 or such other time and date as the Agent and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(a) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Depositary Shares and any additional documents requested by the Agent pursuant to Section 8(g) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 1888 Century Park East, Los Angeles, California 90067 (the “Closing Location”), and the Preferred Shares will be delivered at the Closing Location, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Agent:

(a) To prepare the Prospectus in a form approved by the Agent and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the Time of Sale or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by the Agent promptly after reasonable notice thereof; so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities, to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Agent with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in the form set forth in Schedule II(a) hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Depositary Shares; to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Depositary Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the

Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Depositary Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Agent and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Agent promptly after reasonable notice thereof;

(c) Promptly from time to time to take such action as the Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d) Prior to 10:00 a.m., Salt Lake City time, on the New York Business Day next succeeding the Time of Sale and from time to time, to furnish the Agent with written and electronic copies of the Prospectus in Salt Lake City in such quantities as the Agent may reasonably request, and, if the delivery of a prospectus or, in lieu thereof, the notice referred to in Rule 173(a) under the Act is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus or, in lieu thereof, the notice referred to in Rule 173(a) under the Act is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Agent and upon its request to file such document and to prepare and furnish without charge to the Agent and to any dealer in securities as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(g) To use the net proceeds received by it from the sale of the Depositary Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(h) To use its reasonable best efforts to list the Depositary Shares on the New York Stock Exchange (the “Exchange”).

6.(a)(i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof and any Issuer Free Writing Prospectus listed on Schedule II(b), without the prior consent of the Agent, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) the Agent agrees that, without the prior consent of the Company, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Depositary Shares, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Agent (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) or Schedule II(b) hereto;

(b) The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Agent and, if requested by the Agent, will prepare and furnish without charge to the Agent an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Agent.

7. The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Agent in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Depositary Shares; (vi) all fees and expenses in connection with listing the Depositary Shares on the Exchange; (vii) the cost of preparing the Securities; (viii) the costs and charges of the depositary, any transfer agent or registrar or any dividend distribution agent; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 13 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Depositary Shares by it, and any advertising expenses connected with any offers it may make.

8. The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent;

(b)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Agent so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Depositary Shares on the terms and in the manner contemplated in the Prospectus;

(c) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(d) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, California, Utah, Nevada, Colorado, Washington, Idaho, Arizona or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Agent makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(e) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the Time of Sale;

(f) The Depositary Shares shall have been duly listed, subject to notice of issuance, on the Exchange, or application thereto for such listing shall have been made; and

(g) The Company shall have furnished or caused to be furnished to the Agent at the Time of Delivery certificates of officers of the Company satisfactory to the Agent as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (c) of this Section and as to such other matters as the Agent may reasonably request.

9.(a) The Company will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities to which the Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent.

(b) The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Depositary Shares distributed to the public were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the Act and each broker dealer affiliate of the Agent; and the obligations of the Agent under this Section 9 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. The Agent, in soliciting offers to purchase Depositary Shares from the Company and in performing the other obligations of the Agent hereunder (other than in respect of any purchase by the Agent as principal), is acting solely as agent for the Company and not as principal. The Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Depositary Shares from the Company was solicited by the Agent and has been accepted by the Company, but the Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Depositary Shares to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such purchase.

11.(a) The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by it, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Depositary Shares.

(b) The provisions of this Agreement relating to the solicitation of offers to purchase Depositary Shares from the Company may be suspended or terminated at any time by the Company upon the giving of written notice of such suspension or termination to the Agent or the Company, as the case may be. In the event of such suspension or termination with respect to the Agent, (i) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued, and (ii) in any event, this Agreement shall remain in full force and effect insofar as the Section 2(a) and Sections 5(e), 5(h), 7, 9, 10 and 11 hereof are concerned.

12. The Company acknowledges and agrees that (i) the purchase and sale of the Depositary Shares pursuant to this Agreement, including the determination of the public offering price of the Depositary Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent, on the other, (ii) in connection therewith and with the process leading to such transaction the Agent is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13. If this Agreement shall be terminated for any other reason or the Depositary Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Agent for all out of pocket expenses requested in writing by the Agent, including fees and disbursements of counsel, reasonably incurred by the Agent in making preparations for the purchase, sale and delivery of the Depositary Shares, but the Company shall then be under no further liability to the Agent except as provided in Sections 7 and 9 hereof.

14. All statements, requests, notices and agreements hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Agent, Zions Direct, Inc., shall be sufficient in all respects when delivered or sent by e-mail, telex or facsimile transmission to Zions Direct, Inc., One South Main Street, 17th Floor, Salt Lake City, Utah 84111 (Facsimile: (801) 524-4659); and if to the Company shall be delivered or sent by e-mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Agent, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Agent shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agent with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered by any party by facsimile or other electronic transmission.

20. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Agent imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with the understanding of the Agent, please sign and return to us four counterparts hereof.

Very truly yours,

Zions Bancorporation

By:	/s/ Doyle L. Arnold
Name:	Doyle L. Arnold
Title:	Vice Chairman and Chief Financial Officer

Accepted as of the date hereof:

Zions Direct, Inc

By:	Zions Direct, Inc

By:	/s/ James R. Cooper
Name:	James R. Cooper
Title:	Chief Operating Officer

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